SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – February 2, 2005

(Date of earliest event reported)

HONEYWELL INTERNATIONAL INC.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

101 COLUMBIA ROAD, P.O. BOX 4000, MORRISTOWN, NEW JERSEY	07962-2497
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

At its February 2, 2005 meeting, the Management Development and Compensation Committee (the “Committee”) of Honeywell’s Board of Directors reviewed and approved the 2005 financial objectives and their relative weightings that will be used to determine the amount of the overall 2005 incentive compensation pool and individual incentive compensation awards that will be payable to Honeywell’s executives under Honeywell’s Incentive Compensation Plan for Executive Employees (“Incentive Compensation Plan”). Earnings per share (“EPS”) and free cash flow objectives will be weighted equally in determining the overall 2005 incentive compensation pool. This pool will be subject to adjustment based on Honeywell’s relative EPS growth performance versus a pre-established group of 36 peer companies consisting of the Aerospace & Defense, Conglomerates, Auto Parts & Equipment, Specialty Chemicals, Diversified Chemical and Industrial Machinery subgroup (the areas in which Honeywell’s strategic business groups conduct business) of the Standard & Poor’s 500 Index. Each executive has a bonus target expressed as a percentage of base salary. Bonus targets for executive officers range from 65% to 125% of base salary. Actual awards can range from 0% to 200% of target, depending on performance against pre-established equally-weighted financial goals (EPS and free cash flow for Corporate and net income and free cash flow for each of the four strategic business groups) and performance against other specific management objectives (e.g., improving customer satisfaction, driving Honeywell growth imperatives, driving process excellence by increasing the use of Six Sigma Plus and DigitalWorks, and promoting learning and innovation in the workplace). The types and relative importance of the non-financial objectives will vary among Honeywell’s executives depending upon their positions and the particular operations or functions for which they are responsible.

The Committee also determined that payment of cash awards under the long-term, cash-based compensation program (“Growth Plan”) established under Honeywell’s 2003 Stock Incentive Plan for the 2005-2006 performance cycle will be based upon the achievement, over the two-year performance period, of specified financial objectives for revenue growth and return on investment, each weighted equally. In addition, no awards will be payable if Honeywell does not achieve a specified minimum annual EPS growth over the performance cycle.

At its February 2, 2005 meeting, the Committee also approved the grant of stock options to the executive officers in the following amounts: David M. Cote, 600,000; David J. Anderson, 150,000; Adriane M. Brown, 75,000; Nance K. Dicciani, 120,000; Roger Fradin, 150,000; Robert J. Gillette, 150,000; Larry E. Kittelberger, 150,000; Peter M. Kreindler, 150,000; and Thomas W. Weidenkopf, 125,000. The form of Award Agreement is filed herewith. Each executive officer also received Growth Plan Units for the 2005-2006 performance cycle equal in number to 10% of the number of stock options awarded to the executive officer.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

The following exhibit is filed herewith:

10.1	Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2005	Honeywell International Inc.

By: /s/ Thomas F. Larkins

Thomas F. Larkins

Vice President, Corporate Secretary and

Deputy General Counsel